As filed with the Securities and Exchange Commission on June 11, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOMEDICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1009366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 The American Road

Morris Plains, New Jersey 07950

Tel: (973) 605-8200 Fax: (973) 605-8282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Garone

Vice President, Finance and Chief Financial Officer

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

Tel: (973) 605-8200 Fax: (973) 605-8282

(Name, address, including zip code, and telephone number including area code, of agents for service)

Copies to:

Andrew P. Gilbert, Esq.

Scott A. Cowan, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Short Hills, NJ 07078

(973) 520-2550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Warrants (3)	(1)	(1)	(1)	(2)
Units (4)	(1)	(1)	(1)	(2)
Total	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of debt securities, common stock, preferred stock, warrants and units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby or that are offered in combination. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(3)	The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.
(4)	Each unit will consist of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

Immunomedics, Inc. may from time to time offer to sell common stock, preferred stock, debt securities, warrants, and/or units, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Immunomedics, Inc. or any other party identified in the applicable prospectus supplement. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus.

Our common stock is traded on the Nasdaq Global Market, referred to herein as Nasdaq, under the symbol “IMMU”. The last reported sale of our common stock on The Nasdaq Global Market on June 8, 2018 was $24.16 per share. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS. THE PROSPECTUS SUPPLEMENT APPLICABLE TO EACH TYPE OR SERIES OF SECURITIES WE OFFER MAY CONTAIN A DISCUSSION OF ADDITIONAL RISKS APPLICABLE TO AN INVESTMENT IN US AND THE PARTICULAR TYPE OF SECURITIES WE ARE OFFERING UNDER THAT PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 11, 2018

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under a shelf registration process, we or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. The securities described in this prospectus include common stock, preferred stock, senior or subordinated debt securities, warrants, units, or any combination of the foregoing.

Each time we or the selling stockholders sell these securities we will provide you with a prospectus supplement containing specific information about the terms of each such sale. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 12 of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” or similar references mean Immunomedics, Inc. and our subsidiaries.

You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We and the selling stockholders may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT IMMUNOMEDICS, INC.

Overview

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer and other serious diseases. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, we have built a pipeline of six clinical-stage product candidates.

We believe that each of our antibodies has therapeutic potential either when administered as a naked antibody or when conjugated with chemotherapeutics, therapeutic radioisotopes (radiolabeled), cytokines or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with better specificity than conventional chemotherapy or radiation therapy approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects.

Our portfolio of investigational products includes antibody-drug conjugates (“ADCs”) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxicities that are usually found with conventional administration of these chemotherapeutic agents. Our most advanced ADC is sacituzumab govitecan (“IMMU-132”).  In metastatic triple-negative breast cancer (“mTNBC”), a Biologics License Application (“BLA”) is under review with the FDA for potential accelerated approval and a Phase 3 randomized trial (“ASCENT”) in mTNBC patients who have received  at least 2 prior therapies for metastatic disease is well under way.  A single arm trial with registration intent in relapsed/refractory urothelial carcinoma has also been initiated.  Other tumor types and indications are also being explored. Labetuzumab govitecan (“IMMU-130”), completed a Phase 1/2 trial in colorectal cancer (“CRC”).  Further development is under consideration. Sacituzumab govitecan is our lead product candidate and has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (the “FDA”) for the treatment of patients with mTNBC who have received at least two prior therapies for metastatic disease.

Our corporate strategy is to bring sacituzumab govitecan to the market on our own in the United States for the benefit of patients with mTNBC and the creation of value for our stockholders. In May 2018, we submitted a BLA to the FDA for accelerated approval of sacituzumab govitecan. To fulfil part of the accelerated approval requirements, we also initiated and dosed the first patient into the Phase 3 ASCENT trial of sacituzumab govitecan for mTNBC during the fourth quarter of calendar year 2017.

We believe our current focus on commercializing sacituzumab govitecan as a third-line therapy for patients with mTNBC is also the key to opening the door to further potential commercial opportunities in the future including developing sacituzumab govitecan in earlier lines of therapy in mTNBC, as a monotherapy or in combination therapies, as well as expansion of sacituzumab govitecan into other indications beyond mTNBC, such as advanced urothelial cancer (“UC”), advanced castration-resistant prostate cancer (“CRPC”), small-cell lung cancer (“SCLC’), and non-small-cell lung cancer (“NSCLC”). It’s only by proving sacituzumab govitecan in mTNBC that we can explore, expand into, and potentially capitalize on these new opportunities. While our immediate focus is on commercializing sacituzumab govitecan, on our own, in the U.S. and potentially European markets, we are alert to opportunities to commercialize sacituzumab govitecan in certain other regional markets, and we are also open to business development opportunities to develop other pipeline assets.

These other product candidates, which target solid tumors and hematologic malignancies, as well as other diseases, are in various stages of clinical and pre-clinical development. They include other ADCs such as labetuzumab govitecan, which binds the CEACAM5 antigen expressed on colorectal and other solid cancers, and IMMU-140 that targets HLA-DR for the potential treatment of liquid cancers; IMMU-114, the parental antibody in IMMU-140 that targets the HLA-DR receptor; combination therapies involving our ADCs; bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies; as well as bispecific antibodies for next-generation cancer disease therapies, created using our patented DOCK-AND-LOCK® (“DNL®”) protein conjugation technology. We believe that our portfolio of intellectual property provides commercially reasonable protection for our product candidates and technologies. In addition, we have a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody and an ongoing collaboration with an independent cancer study group to evaluate epratuzumab in combination with chemotherapy in a large, randomized, Phase 3 trial in children with relapsed acute lymphoblastic leukemia (“ALL”).

The development and commercialization of successful therapeutic products is subject to numerous risks and uncertainties including, without limitation, the following:

•                  we may be unable to obtain additional capital through strategic collaborations, licensing, issuance of convertible debt securities or equity financing in order to continue our research and secure regulatory approval of and market our drug;

•                  the type of therapeutic compound under investigation and nature of the disease in connection with which the compound is being studied;

•                  our ability, as well as the ability of our partners, to conduct and complete clinical trials on a timely basis;

•                  the time required for us to comply with all applicable federal, state and foreign legal requirements, including, without limitation, our receipt of the necessary approvals of the FDA, if at all;

•                  the financial resources available to us during any particular period; and

•                  many other factors associated with the commercial development of therapeutic products outside of our control.

Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC, we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our reports that have been filed with the SEC, are available on our website free of charge, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus may also be obtained without charge electronically or by paper by contacting Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950 or by calling (973) 605-8200.

In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the Company’s Code of Business Conduct (the Code of Conduct) governing its directors, officers and employees. Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes-Oxley Act of 2002.

The public may also read and copy the materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “estimate”, “projects”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption “Risk Factors” included in any prospectus supplement and under the caption “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A filed on September 18, 2017, for the year ended June 30, 2017, and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into the Registration Statement of which this prospectus forms a part.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•                  the risk factors contained in any prospectus supplement under the caption “Risk Factors”;

•                  our most recent annual report on Form 10-K, as amended by our annual report on Form 10-K/A, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  our quarterly reports on Form 10-Q; and

•                  our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus any prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Risk Factors” in our Annual Report on Form 10-K, as amended, for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Each of these risks could materially and adversely affect our business, results of operations and financial condition, resulting in a decline in the trading price of our common stock and a complete or partial loss of your investment.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of common stock, preferred stock, senior or subordinated debt securities, warrants or units.

In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The description in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us or the selling stockholders. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•                  research and development of product candidates;

•                  additions to working capital;

•                  the redemption or repurchase of outstanding equity;

•                  the repayment of indebtedness; and

•                  the expansions of our business through internal growth or acquisitions.

We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

Information about selling stockholders of Immunomedics, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each time that we or the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us or the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, between the date of this prospectus and the termination of the offering of the securities:

•                  our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed on August 16, 2017, as amended by the Annual Report on Form 10-K/A filed on September 18, 2017;

•                  our Quarterly Report on Form 10-Q filed on November 9, 2017 for the period ended September 30, 2017;

•                  our Quarterly Report on Form 10-Q filed on February 8, 2018 for the period ended December 31, 2017;

•                  our Quarterly Report on Form 10-Q filed on May 9, 2018 for the period ended March 31, 2018;

•                  our Current Reports on Form 8-K filed on July 6, 2017, August 4, 2017, September 15, 2017, September 21, 2017 (as amended on September 27, 2017), November 8, 2017, November 13, 2017 (as amended on December 22, 2017), December 6, 2017, January 8, 2018, April 2, 2018, April 10, 2018, April 13, 2018, April 19, 2018 and June 4, 2018; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Legal matters with respect to the securities offered hereby are being passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey.

EXPERTS

The consolidated financial statements and schedule of Immunomedics, Inc. and subsidiaries as of June 30, 2017 and 2016, and for each of the years in the three-year period ended June 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. Except as to the amount set forth below, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

SEC Registration Fee	$(1)
Printing and Engraving Fees	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Transfer Agent and Registrar Fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)         Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

(2)         These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of Immunomedics, Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, the certificate of incorporation and our bylaws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article X of our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•                  from any breach of the director’s duty of loyalty to us or our stockholders;

•                  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law; and

•                  from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement **

4.1	Form of Senior Indenture **

4.2	Form of Subordinated Indenture **

4.3	Certificate of Designations of Preferred Stock **

4.4	Form of Preferred Stock Certificate **

4.5	Form of Warrant **

4.6	Form of Unit Certificate**

5.1	Opinion of DLA Piper LLP (US)*

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges **

23.1	Consent of KPMG LLP, Independent Auditors *

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1) *

24.1	Powers of Attorney (included on signature page to this Registration Statement) *

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture**

*	Filed herewith.
**

To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morris Plains, New Jersey on June 11, 2018.

IMMUNOMEDICS, INC.

By:	/s/ Michael R. Garone
Michael R. Garone
Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Immunomedics, Inc., hereby severally constitute Michael Pehl, and Michael R. Garone, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Pehl	Chief Executive Officer and President, Director	June 11, 2018
Michael Pehl	(Principal Executive Officer)

/s/ Michael R. Garone	Vice President, Finance and Chief Financial Officer	June 11, 2018
Michael R. Garone	(Principal Financial and Accounting Officer)

/s/ Behzad Aghazadeh	Chairman of the Board	June 11, 2018
Behzad Aghazadeh

/s/ Scott Canute	Director	June 11, 2018
Scott Canute

/s/ Peter Barton Hutt	Director	June 11, 2018
Peter Barton Hutt

/s/ Khalid Islam	Director	June 11, 2018
Khalid Islam